ACCOUNTANTS' CONSENT


         We consent to the use of our report dated February 13, 1997, accompanying the financial statements and Form 10-K of ZEVEX International, Inc., and Subsidiary as of December 31, 1996, for the purpose of filing with the Securities and Exchange Commission.

                                                     /s/ Daines & Rasmussen P.C.

March 25, 1998
Salt Lake City, Utah